SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2012

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On October 16, 2012, Winthrop Realty Trust (“Winthrop”) announced that it had (i) entered into a venture with The Witkoff Group and New Valley LLC to acquire and redevelop the property located at 701 Seventh Avenue, New York, New York, which is the northeast corner of 7th Avenue and 47th Street in the Times Square submarket of New York City, (ii) acquired four B Notes and (iii) received payment on two loan receivables.  A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On October 18, 2012, Winthrop announced that it sold 52% of its shares of common stock in Cedar Realty Trust, Inc.  A copy of the release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits

99.1	Press Release dated October 16, 2012
99.2	Press Release dated October 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of October, 2012.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chief Investment Officer